  As filed with the Securities and Exchange Commission on November 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

UNDER

THE SECURITIES ACT OF 1933

LEXARIA BIOSCIENCE CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	2000	20-2000871
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100-740 McCurdy Road

Kelowna, British Columbia VIX 2P7

1-250-765-6424

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher Bunka

Chairman and Chief Executive Officer

Lexaria Bioscience Corp.

#100 – 740 McCurdy Road

Kelowna, British Columbia VIX 2P7

1-250-765-6424

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 30, 2023

PROSPECTUS

Lexaria Bioscience Corp.

1,618,330 Shares of Common Stock

This prospectus relates to the resale by the selling stockholder named in this prospectus from time to time of up to 1,618,330 shares of our common stock, par value $0.001 per share, issuable upon the exercise of outstanding warrants issued in October 2023 (the “Warrants”).

We will not receive any proceeds from the sale of shares of common stock by the selling stockholder. Upon the cash exercise of the Warrants however, we will receive the exercise price of such Warrants, for an aggregate of approximately $1,569,780.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of such shares of common stock. The selling stockholder named in this prospectus, or its donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholder, you should refer to the section of this prospectus entitled “Plan of Distribution”.

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholder will bear all commissions and discounts, if any, attributable to its sales of our common stock.

Our common stock and public warrants are listed respectively on The Nasdaq Capital Market, or Nasdaq, under the symbols “LEXX” and “LEXXW”. On November 29, 2023, the last reported sales price for our common stock was $1.50 per share and the last reported sales price for our listed warrants was $0.40 per listed warrant.

Investment in our common stock involves a high degree of risk. See “Risk Factors” contained in this prospectus on page 4, in our periodic reports filed from time to time with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus, and in any applicable prospectus supplement. You should carefully read this prospectus and the documents we incorporate by reference, before you invest in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the SEC pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholder has not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 4 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. In this prospectus, unless otherwise stated or the context otherwise requires, references to “Lexaria,” “Company,” “we,” “us,” “our” or similar references mean Lexaria Bioscience Corp. and/or our subsidiaries on a consolidated basis.

Company Overview

Lexaria Bioscience Corp. is a biotechnology company developing the enhancement of the bioavailability of a broad range of fat-soluble active molecules and active pharmaceutical ingredients (“APIs”) using our patented DehydraTECHTM drug delivery technology. DehydraTECH combines lipophilic molecules or APIs with specific long-chain fatty acids and carrier compounds that improve the way they enter the bloodstream, increasing their effectiveness and allowing for lower overall dosing while promoting healthier oral ingestion methods.

DehydraTECH can be used with a wide range of active molecules encompassing fat-soluble vitamins, pain medications, hormones, PDE5 inhibitors, antivirals, nicotine and its analogs, and cannabinoids. Our technology can be applied to a variety of therapeutic indications, including hypertension and heart disease, and diabetes. DehydraTECH can be implemented in a multitude of ingestible or topically administered product formats including foods, beverages, oral suspensions, tablets, capsules, creams, lotions, and skin patches. It is suitable for use with a variety of product formats including pharmaceuticals, nutraceuticals, over-the-counter products, and consumer packaged goods.

DehydraTECH is a technology incorporated into the formulation and manufacturing process of new or existing orally ingestible and topical products. The procedure involves fusing the active ingredient as a delivery “payload” together with certain fatty acids and infusing the mixture into a substrate material. Using controlled dehydration processing, it combines the payload and fatty acids together at a molecular level. The newly combined molecules are then integrated into production of the end-product using any number of dosage formats. From foods and beverages to cosmetics and nutraceuticals, this technology extends across many product categories beyond the primary pharmaceutical focus of the Company. DehydraTECH formulations have been found in some cases to reduce the need for unwanted sweeteners or chemical masking agents used for flavor- and odor-blocking, allowing manufacturers to create low-sugar products with fewer calories and artificial sweeteners.

The Company has developed extensive experience from the formulation and production of its demonstration products, in various formats, that enables us to provide expert advice to our licensees with the integration of DehydraTECH in their products for the purpose of providing a more palatable and efficient delivery of bioactive molecules.

Lexaria supports our licensee’s products with our technology. A part of our business plan is to encourage new and existing participants to license and utilize DehydraTECH to enable enhanced performance of their products. These products cross a wide range of lipophilic bioactive molecules including nicotine and cannabidiol (“CBD”) with additional molecules of interest continually being evaluated.

Corporate Information

Our principal executive offices are located at 100 – 740 McCurdy Road, Kelowna, British Columbia, Canada, V1X 2P7. Our telephone number is 1-250-765-6424. We maintain a website at www.lexariabioscience.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus. Lexaria Bioscience Corp. is a British Columbia based reporting issuer in Canada and as such, we are required to file certain information and documents at www.sedarplus.ca.

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THE OFFERING

Common Stock to be Offered by the Selling Stockholder	Up to 1,618,330 shares of our common stock which are issuable upon the exercise of the Warrants.

Use of Proceeds

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for working capital purposes. See “Use of Proceeds” beginning on page 5 of this prospectus for additional information.

Plan of Distribution

The selling stockholder named in this prospectus, or its pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 8 of this prospectus for additional information on the methods of sale that may be used by the selling stockholder.

Nasdaq Capital Market Symbol	Our common stock and public warrants are listed on Nasdaq under the symbol “LEXX” and “LEXXW” respectively.

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 4 of this prospectus and the documents incorporated by reference in this prospectus.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended August 31, 2023, which is incorporated by reference into this prospectus, and in the other reports that we file with the SEC and incorporate by reference into this prospectus, before deciding to invest in our common stock. The risks and uncertainties we have described are not the only ones we face.

If any of the events described in these risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our securities could decline, and you may lose all or part of your investment in our securities. The risks discussed include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about: the status, progress and results of our research programs; our ability to obtain regulatory approvals for, and the level of market opportunity for, our product candidates; our business plans, strategies and objectives, including plans to pursue collaboration, licensing or other similar arrangements or transactions; our expectations regarding our liquidity and performance, including our expense levels, sources of capital and ability to maintain our operations as a going concern; the competitive landscape of our industry; and general market, economic and political conditions.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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USE OF PROCEEDS

All shares of common stock offered by this prospectus are being registered for the account of the selling stockholder and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for research and development studies and the patent and legal costs associated thereto, and for general working capital purposes.

SELLING STOCKHOLDER

Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes the selling stockholder listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the selling stockholder or its successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 1,618,330 shares of our common stock which are issuable upon the exercise of the Warrants.

September 2023 Securities Purchase Agreement

On September 28, 2023, we entered into a securities purchase agreement with the selling stockholder, pursuant to which we agreed to issue and sell (i) in a registered direct offering, 889,272 shares of common stock at a price of $0.97 per share, and a pre-funded warrant at a price of $707,113.35 to purchase up to 729,058 shares of common stock at an exercise price of $0.0001 per share of common stock, and (ii) in a concurrent private placement, the Warrants, at an exercise price of $0.97 per share. The registered direct offering and concurrent private placement closed on October 3, 2023.

Pursuant to the terms of the securities purchase agreement, we are required to file a registration statement on Form S-1 or other appropriate form registering the resale of the shares of common stock issued and issuable upon the exercise of the Warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 181 days of the closing date of the offering, and to keep the registration statement effective at all times until no investor owns any Warrants or shares issuable upon exercise thereof.

Relationship with the Selling Stockholder

Except as described above under “September 2023 Securities Purchase Agreement” and with respect to earlier purchases of our securities in arms-length transactions, the selling stockholder does not have, or within the past three years has not had any position, office, or other material relationship with us.

Information About Selling Stockholder Offering

The shares of common stock being offered by the selling stockholder are the 1,618,330 shares of our common stock issuable upon the exercise of the Warrants. We are registering these shares in order to permit the selling stockholder to offer the shares for resale from time to time.

The table below lists the selling stockholder and other information regarding the ownership of the shares of common stock by the selling stockholder. The second column lists the number of shares of common stock owned by the selling stockholder, based on its ownership of the shares of common stock as of November 30, 2023 and securities convertible or exercisable into shares of common stock within 60 days of November 30, 2023.

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The third column lists the shares of common stock being offered pursuant to this prospectus by the selling stockholder.

Name of Selling Stockholder	Number of shares of common stock owned prior to offering		Maximum number of shares of common stock to be sold pursuant to this Prospectus		Number of shares of common stock owned after offering	Percentage of common stock owned after offering

Armistice Capital Master Fund Ltd. (1)	2,278,330	(2)	1,618,330	(3)	660,000	4.99%

(1) The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital.  The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2) Includes (i) 660,000 shares of common stock and (ii) 1,618,330 shares of common stock issuable upon exercise of the Warrants, assuming exercise of the Warrants, without regard to any limitations on exercises of the Warrants.

(3) Includes 1,618,330 shares of common stock issuable upon exercise of the Warrants. The Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the selling stockholder from exercising that portion of the Warrants that would result in the selling stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and Bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended August 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2023, and the forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Authorized Capital Stock

Our authorized capital stock consists of 220,000,000 shares of common stock, par value $0.001 per share.  As of November 30, 2023, there were 10,276,641 shares of common stock outstanding.

Common Stock

We are authorized to issue up to a total of 220,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities. Holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of shares of our common stock equal to 33.33% of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any shareholder meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The vote of a majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the meeting will be sufficient to elect directors or to approve a proposal. The additional shares of our authorized capital stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change of control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our Articles of Incorporation and our Bylaws, each as amended to date, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

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PLAN OF DISTRIBUTION

The selling stockholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest may, from time to time, offer some or all of the shares of common stock covered by this prospectus. We will not receive any of the proceeds from the sale of the shares of common stock covered by this prospectus by the selling stockholder. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for working capital purposes. We will bear all fees and expenses incident to our obligation to register the shares of our common stock covered by this prospectus.

The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at privately negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

The selling stockholder may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an over-the-counter distribution;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of the selling stockholder to include the selling stockholder’s pledgee, transferee, or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of shares of our common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these shares to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effects certain transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholder is subject to the prospectus delivery requirements of the Securities Act.

To the extent required pursuant to Rule 424(b) under the Securities Act, the shares of our common stock to be sold, the name of the selling stockholder, the purchase price and public offering price, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholder and any other person participating in a sale of the common stock registered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Sichenzia Ross Ference Carmel, LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of and for the year ended August 31, 2023, included in our Annual Report on Form 10-K for the year ended August 31, 2023, have been audited by MaloneBailey, LLP, independent registered public accounting firm, as stated in their report, and have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of the Company for the year ended August 31, 2022, included in the August 31, 2023 Annual Report on Form 10-K the Company have been incorporated by reference herein and in the registration statement in reliance upon the report of Davidson & Company LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at https://ir.lexariabioscience.com/sec-filings, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, https://ir.lexariabioscience.com/sec-filings.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

•	our Annual Report on Form 10-K for the year ended August 31, 2023, filed on November 20, 2023;

•	our Current Reports on Form 8-K, filed on October 3, 2023, October 12, 2023, October 16, 2023, October 18 2023 and November 3, 2023 (other than any portions thereof deemed furnished and not filed);

•	our Form 8-A12B, filed on January 11, 2021; and

•	our Form 8-A12G, filed on July 14, 2006.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Lexaria Bioscience Corp.

Attn: Corporate Secretary

100-740 McCurdy Road

Kelowna, British Columbia, Canada, VIX 2P7

1-250-765-6424

You may also access the documents incorporated by reference in this prospectus through our website at https://ir.lexariabioscience.com/sec-filings. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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1,618,330 Shares

COMMON STOCK

PROSPECTUS

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all the amounts shown are estimates.

SEC registration fee	$317.69
Legal fees and expenses	25,000.00
Accounting fees and expenses	11,000
—
Total	$36,317.69

Item 14. Indemnification of Directors and Officers

The Nevada Revised Statutes (the “NRS”) empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our Articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he/she is not entitled to be indemnified by the Company.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him/her against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

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Item 15. Recent Sales of Unregistered Securities.

On April 16, 2021, we issued, to three consultants, share purchase warrants exercisable into an aggregate of 300,000 shares of common stock.  The warrants are exercisable for a period of three years ending on April 16, 2024, and bear an exercise price of $9.00 per share as to 100,000 warrants and $7.00 per share as to 200,000 warrants.

On July 27, 2021, we agreed to pay a service provider $85,000 pursuant to which it has agreed to settle through the receipt of 12,178 shares of our common stock.

On December 16, 2021, we agreed to pay a service provider $1,200,000 pursuant to which it has agreed to settle through the receipt of 224,299 shares of our common stock.

On October 3, 2023 we issued warrants exercisable for an aggregate of up to 1,618,330 shares of common stock, at an exercise price of $0.97 per share of common stock.

In connection with each of the foregoing issuances, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering and/or Rule 506 thereunder.

Item 16. Exhibits and Financial Statement Schedules.

The list of exhibits following the signature page of this registration statement is incorporated by reference herein.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Plan of Conversion (included as Schedule “A” to our proxy statement/prospectus)
3.1	Amended and Restated Articles of Incorporation (incorporated by reference as Exhibit 3.1 to our Current Report Form 8-K filed January 14, 2021)
3.2	Second Amended and Restated Bylaws (incorporated by reference as Exhibit 3.2 to our Current Report on Form 8-K filed January 14, 2021)
4.1	Equity Incentive Plan (incorporated by reference to our Registration Statement on Form S-8 filed July 30, 2021)
4.2	Form of Warrant (incorporated by reference as Exhibit 4.1 to our Current Report on our Current Report on Form 8-K filed January 14, 2021)
4.3	Form of Representative’s Warrant (incorporated by reference as Exhibit 4.2 to our Current Report on Form 8-K filed January 14, 2021)
4.5	Form of Warrant (incorporated by reference to Exhibit 4.5 to our Registration Statement on Form S-1 filed April 28, 2023)
4.6	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed October 3, 2023)
4.7	Form of Private Placement Warrant (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed October 3, 2023)
5.1	Legal Opinion of Sichenzia Ross Ference Carmel LLP
10.1+	Executive Employment Agreement dated Dec. 31, 2021 with John Docherty (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q filed January 14, 2022)
10.2+

Management Services Agreement dated Dec. 31, 2021 with C.A.B. Financial Services Ltd. (Chris Bunka) (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q filed January 14, 2022)

10.3**

Intellectual Property License Agreement dated May 20, 2022 between Lexaria Hemp Corp. and Premier Wellness Science Co., Ltd. (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q filed July 14, 2022)

10.4	Underwriting Agreement with H.C. Wainwright & Co. LLC (incorporated by reference as Exhibit 1.1 to our Current Report on Form 8-K filed January 14, 2021)
10.5	Asset Purchase Agreement with Hill Street Beverage Company Inc. (incorporated by reference as Exhibit 10.31 to our Registration Statement on Form S-1 filed November 20, 2020)
10.6	Equity Distribution Agreement with Maxim Group LLC (incorporated by reference as Exhibit 1.1 to our Current Report on Form 8-K filed August 12, 2022)
10.7	Media Buys Agreement with SRAX (incorporated by reference as Exhibit 10.1 to our Current Report on Form 8-K filed December 16, 2021)
10.8	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form S-1/A filed January 07, 2021)
10.9	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 10.9 to our Registration Statement on Form S-1 filed April 28, 2023)
10.10	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.8 to our Registration Statement on Form S-1 filed April 28, 2023)
10.11	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed October 3, 2023)
10.12	Placement Agency Agreement with Maxim Group LLC dated May 8, 2023 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed May 10, 2023)
10.13	Work Order for Start-Up Activities with InClin, Inc. (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q filed July 14, 2023)
10.14	Placement Agency Agreement with Maxim Group LLC dated September 28, 2023 (incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K filed October 3, 2023)
16.1	Letter of Davidson & Company LLP dated November 28, 2022
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Form 10-K filed November 29, 2021)
23.1	Consent of MaloneBailey, LLP
23.2	Consent of Davidson & Company LLP, Chartered Professional Accountants
23.3	Consent of Sichenzia Ross Ference Carmel LLP (Included in Exhibit 5.1)
24.1	Power of Attorney (Included in the signature page hereto)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
107	Filing Fee Table

** Portions of this exhibit have been omitted as the registrant has determined that the omitted information is not material and is the type that registrant treats as private or confidential.

+ Indicates management contract or compensatory plan.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, British Columbia, on November 30, 2023.

Lexaria Bioscience Corp.

By:	/s/ Christopher Bunka
Name:	Christopher Bunka
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Lexaria Bioscience Corp., a Nevada corporation, hereby constitutes and appoints Christopher Bunka and John Docherty and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ John Docherty	President and Director	November 30, 2023
John Docherty	(Principal Executive Officer)

/s/ Christopher Bunka	Chairman, Chief Executive Officer and Director	November 30, 2023
Christopher Bunka	(Principal Financial Officer)

/s/Ted McKechnie	Director	November 30, 2023
Ted McKechnie

/s/ Nicholas Baxter	Director	November 30, 2023
Nicholas Baxter

/s/Albert Reese, Jr.	Director	November 30, 2023
Albert Reese, Jr.

/s/ Catherine C. Turkel	Director	November 30, 2023
Dr. Catherine C. Turkel

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